Exhibit (11)

                               OPINION OF COUNSEL


                                                                    Exhibit 11


                         GOODWIN, PROCTER & HOAR  LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                             BOSTON, MASSACHUSETTS

                                          TELEPHONE (617) 570-1000
                                          TELECOPIER (617) 523-1231







                               September 8, 1999



Phoenix-Aberdeen Worldwide Opportunities Fund
101 Munson Street
Greenfield, MA  01301

Ladies and Gentlemen:

      Reference is made to the registration statement on Form N-14 filed on August 4, 1999 with the Securities and Exchange Commission (including Pre-Effective Amendment No. 1 thereto filed herewith, the "Registration Statement") with respect to Class A, Class B and Class C shares of beneficial interest, $.01 par value (the "Shares") of Phoenix-Aberdeen Worldwide Opportunities Fund, an unincorporated association of the type commonly referred to as a Massachusetts business trust (the "Trust"), representing interests in Phoenix-Aberdeen Worldwide Opportunities Fund, the sole series of the Trust, to be issued pursuant to a certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and The Phoenix-Engemann Funds dated as of August 4, 1999, described in the Registration Statement.

      We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable by the Trust.

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      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/  Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR  LLP


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